EZCORP Reports Third Quarter 2022 Results
Record High Pawn Loans Outstanding Driving Strong Earnings Momentum
Austin, Texas (August 3, 2022) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States and Latin America, today announced results for its third quarter ended June 30, 2022.
Unless otherwise noted, all amounts in this release are in conformity with U.S. generally accepted accounting principles ("GAAP") and comparisons shown are to the same period in the prior year.
THIRD QUARTER HIGHLIGHTS
•Pawn loans outstanding (PLO) up 30% to a record-high of $204.2 million.
•Total revenue increased 24%, and gross profit1 increased 20%.
•Merchandise sales gross margin was at the high end of our target range at 38%.
•Net income was $12.2 million, an increase of $14.8 million.
•Diluted earnings per share of $0.17 was up significantly from a loss of $0.05. On an adjusted basis2, diluted earnings per share was $0.16, compared to a loss of $0.03 in the prior-year quarter.
•Return on earning assets (ROEA) remains strong at 165%.
CEO COMMENTARY AND OUTLOOK
Chief Executive Officer Lachie Given stated, “We have delivered another outstanding quarter of financial results. PLO, the most significant driver of revenue and earnings, hit a record high, surpassing pre-COVID levels on a total and same-store basis. This has driven significant increases in pawn service charges (PSC), and as we continue to drive strong sales margins and gain cost efficiencies across the business, we have delivered very substantial earnings improvement for the quarter."
"With persistent macro issues fueling inflation, we are proud to offer our customers a unique and essential service to address their short-term cash needs. We are also a neighborhood recycling business that extends the useful life of millions of items every year, and are working to expand our customer base of environmentally-conscious consumers across the U.S. and Latin America.
"During the third quarter, we opened eight de novo stores in Latin America and acquired three stores in the Dallas, Texas area. Our EZ+ Rewards program continues to grow across all of our regions, and we now have over 1.4 million enrolled customers. Furthering our commitment to investing in our people, we introduced Career Week for our 6,800 employees to reinforce our new Career Framework and Career Path opportunities.
"The improvement in our financial results is the outcome of our team’s focus and commitment to People, Pawn, and Passion, and on providing the best possible experience for our customers. I am extremely proud of our entire team for delivering such exceptional operating and financial results for our shareholders.”
CONSOLIDATED RESULTS

Three Months Ended June 30	As Reported		Adjusted[2]
in millions, except per share amounts	2022	2021	2022	2021

Total revenues	$215.8	$174.0	$215.8	$174.0
Gross profit[1]	$129.5	$108.0	$129.5	$108.0
Income (loss) before tax	$13.1	$(0.8)	$14.9	$3.6
Net income (loss)	$12.2	$(2.6)	$11.0	$(1.4)
Diluted earnings (loss) per share	$0.17	$(0.05)	$0.16	$(0.03)
EBITDA (non-GAAP measure)	$23.3	$11.7	$25.1	$12.5

•Diluted earnings per share were $0.17 for the third quarter, up from a loss of $0.05. On an adjusted basis, diluted earnings per share were $0.16, up from a loss of $0.03.
•Income before taxes improved to $13.1 million from a loss of $0.8 million, while adjusted EBITDA increased 100% to $25.1 million.
•PLO increased 30% to $204.2 million, up $47.0 million. On a same-store basis3, PLO increased 30% to its highest level due to increased loan demand reflecting a recovery above pre-COVID levels.
•Total revenues increased 24%, and gross profit increased 20%, reflecting improved pawn service charge (PSC) revenue and merchandise sales.
•PSC increased 33% due to an increase in the average PLO balance during the quarter.
•Merchandise sales gross margin was at the high end of our target range at 38%, reflecting our commitment to improving the core business by decreasing aged general merchandise (now less than 1% of total general merchandise inventory) and focusing on selling inventory in the first 90 days.
•Net inventory increased 44% reflecting a return towards normalized inventory levels. Inventory turnover remained strong at 2.8x for the quarter, down from 3.1x.
•Store expenses increased 9%, due to increased store count and labor costs in line with increased store activity. On a same-store basis, store expenses increased 5%.
•General and administrative expenses increased 28%, primarily due to a litigation accrual and increased performance-based incentive compensation.
•Cash and cash equivalents at the end of the quarter was $222.3 million, down 22% year-over-year. The decrease is primarily due to the increase in PLO and inventory.
SEGMENT RESULTS
U.S. Pawn
•PLO continued to increase, ending the quarter at $159.7 million, up 36% (36% on a same store basis).
•Total revenue was up 22% and gross profit increased 18%, reflecting increasing PSC.
•PSC increased 35% as a result of higher average PLO.
•Merchandise sales gross margin decreased to 41% from 46% as expected. Aged general merchandise inventory improved to 0.4% from 1.2% of total general merchandise inventory.
•Net inventory increased 47%. Inventory turnover decreased to 2.5x from 2.8x due to increased inventory levels in the current quarter and stimulus impacts in the prior year.
•Store expenses increased 6% primarily due to store count and labor increases in line with store activity.
•Segment contribution increased 64% to $29.8 million.
•Segment store count increased by three acquired stores during the quarter.
Latin America Pawn
•PLO improved to $44.5 million or 11% (13% on constant currency basis). On a same store basis, PLO increased 9% (10% on a constant currency basis).
•Total revenue was up 31% (same on a constant currency basis), while gross profit increased 26% (same on a constant currency basis).
•PSC increased to $21.0 million or 28% (same on a constant currency basis) as a result of higher average PLO for the quarter.

•Merchandise sales gross margin decreased from 35% to 29%, reflecting a return to more normalized margins.
•Net inventory increased 34% (35% on a constant currency basis). Inventory turnover remains strong at 3.7x, down from 4.0x.
•Store expenses increased 21% (same on a constant currency basis) primarily due to year-over-year store count and growth in labor in line with increased store activity. Same-store expenses increased 4% (6% on a constant currency basis).
•Segment contribution increased to $6.1 million or 71% (48% on a constant currency basis), compared to $3.6 million.
•Segment store count increased by eight de novo stores opened during the quarter.
FORM 10-Q
EZCORP’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com.
CONFERENCE CALL
EZCORP will host a conference call on Thursday, August 4, 2022, at 7:00 am Central Time to discuss Third Quarter Fiscal 2022 results. Analysts and institutional investors may participate on the conference call by dialing (844) 200-6205, Conference ID: 464794, or internationally by dialing (929) 526-1599. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn transactions in the United States and Latin America. We also sell merchandise, primarily collateral forfeited from pawn lending operations and pre-owned and recycled merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P 1000 Index and Nasdaq Composite Index.
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FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220

Note: Percentages are calculated from the underlying numbers in thousands and, as a result, may not agree to the percentages calculated from numbers in millions.
1”We have relabeled "net revenues" to "gross profit" throughout our filings, which we believe will improve comparability across industries and companies. This change is effective for this and future filings.
2”Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. “Free cash flow,” which is a non-GAAP measure, includes certain adjustments to cash flow from operating activities. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
3”Same Store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

EZCORP, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Revenues:
Merchandise sales	$128,334	$107,808	$399,610	$330,816
Jewelry scrapping sales	7,168	5,673	19,802	18,507
Pawn service charges	80,291	60,431	232,999	187,356
Other revenues, net	49	121	407	428
Total revenues	215,842	174,033	652,818	537,107
Merchandise cost of goods sold	80,167	60,539	245,524	190,872
Jewelry scrapping cost of goods sold	6,167	5,473	16,747	16,076
Gross profit	129,508	108,021	390,547	330,159
Operating expenses:
Store expenses	89,430	81,803	261,944	242,261
General and administrative	18,715	14,589	46,487	40,870
Depreciation and amortization	7,746	7,419	22,770	23,080
(Gain) loss on sale or disposal of assets and other	—	—	(692)	90
Other charges	—	497	—	497
Total operating expenses	115,891	104,308	330,509	306,798
Operating income	13,617	3,713	60,038	23,361
Interest expense	2,693	5,569	7,651	16,542
Interest income	(190)	(512)	(749)	(1,918)
Equity in net income of unconsolidated affiliates	(1,758)	(643)	(1,457)	(2,409)
Other expense (income)	(210)	65	41	(389)
Income (loss) before income taxes	13,082	(766)	54,552	11,535
Income tax expense	867	1,804	11,729	4,476
Net income (loss)	$12,215	$(2,570)	$42,823	$7,059

Basic earnings (loss) per share	$0.22	$(0.05)	$0.76	$0.13
Diluted earnings (loss) per share	$0.17	$(0.05)	$0.59	$0.13

Weighted-average basic shares outstanding	56,656	55,898	56,465	55,639
Weighted-average diluted shares outstanding	82,504	55,898	82,349	55,653

EZCORP, Inc.
CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	June 30, 2022	June 30, 2021	September 30, 2021

	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$222,342	$283,668	$253,667
Restricted cash	8,614	13,795	9,957
Pawn loans	204,155	157,155	175,901
Pawn service charges receivable, net	32,000	24,965	29,337
Inventory, net	132,713	92,242	110,989
Prepaid expenses and other current assets	29,822	28,343	31,010
Total current assets	629,646	600,168	610,861
Investments in unconsolidated affiliates	43,384	35,387	37,724
Other investments	18,000	—	—
Property and equipment, net	51,505	55,630	53,811
Right-of-use asset, net	217,506	185,467	200,990
Goodwill	286,798	283,619	285,758
Intangible assets, net	61,017	61,922	62,104
Notes receivable, net	1,207	1,173	1,181
Deferred tax asset, net	15,773	10,292	9,746
Other assets	5,991	4,992	4,736
Total assets	$1,330,827	$1,238,650	$1,266,911

Liabilities and stockholders' equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$76,566	$84,966	$90,268
Customer layaway deposits	14,927	11,884	12,557
Lease liability	53,358	47,241	52,263
Total current liabilities	144,851	144,091	155,088
Long-term debt, net	312,521	260,632	264,186
Deferred tax liability, net	307	1,309	3,684
Lease liability	175,489	149,342	161,330
Other long-term liabilities	11,905	10,058	10,385
Total liabilities	645,073	565,432	594,673
Commitments and Contingencies
Stockholders’ equity:
Class A Non-voting Common Stock, par value $0.01 per share; shares authorized: 100 million; issued and outstanding: 53,685,333 as of June 30, 2022; 53,086,438 as of June 30, 2021; and 53,086,438 as of September 30, 2021	537	530	530
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	343,763	402,522	403,312
Retained earnings	396,461	325,228	326,781
Accumulated other comprehensive loss	(55,037)	(55,092)	(58,415)
Total stockholders' equity	685,754	673,218	672,238
Total liabilities and stockholders' equity	$1,330,827	$1,238,650	$1,266,911

EZCORP, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended June 30,
(in thousands)	2022	2021

Operating activities:
Net income	$42,823	$7,059
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	22,770	23,080
Amortization of debt discount and deferred financing costs	1,051	10,243
Amortization of lease right-of-use asset	39,061	35,885
Deferred income taxes	475	(576)
Other adjustments	(734)	(331)
Provision for inventory reserve	(2,096)	(6,812)
Stock compensation expense	4,008	3,156
Equity in net income of unconsolidated affiliates	(1,457)	(2,409)
Changes in operating assets and liabilities:
Service charges and fees receivable	(2,949)	(2,832)
Inventory	(7,837)	5,382
Prepaid expenses, other current assets and other assets	2,025	7,908
Accounts payable, accrued expenses and other liabilities	(53,209)	(51,565)
Customer layaway deposits	2,265	511
Income taxes	(1,068)	4,423
Dividends from unconsolidated affiliates	3,366	—
Net cash provided by operating activities	48,494	33,122
Investing activities:
Loans made	(524,965)	(423,450)
Loans repaid	295,823	260,536
Recovery of pawn loan principal through sale of forfeited collateral	191,082	155,595
Capital expenditures, net	(18,100)	(14,635)
Acquisitions, net of cash acquired	(1,850)	(15,132)
Issuance of note receivable	(1,000)	—
Investment in unconsolidated affiliates	(6,079)	—
Investment in other investments	(16,500)	—
Net cash used in investing activities	(81,589)	(37,086)
Financing activities:
Taxes paid related to net share settlement of equity awards	(792)	(839)
Payments on assumed debt and other borrowings	—	(15,363)
Net cash used in financing activities	(792)	(16,202)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	1,219	5,076
Net decrease in cash, cash equivalents and restricted cash	(32,668)	(15,090)
Cash, cash equivalents and restricted cash at beginning of period	263,624	312,553
Cash, cash equivalents and restricted cash at end of period	$230,956	$297,463

Supplemental disclosure of cash flow information
Cash and cash equivalents	$222,342	$283,668
Restricted cash	8,614	13,795
Total cash and cash equivalents and restricted cash	$230,956	$297,463

Non-cash investing and financing activities:
Pawn loans forfeited and transferred to inventory	$204,662	$145,839
Transfer of consideration for other investment	1,500	—
Transfer of consideration for acquisition	—	1,547
Acquisition earn-out contingency	—	4,608
Accrued acquisition consideration held as restricted cash	—	5,824

EZCORP, Inc.
OPERATING SEGMENT RESULTS
(Unaudited)

	Three Months Ended June 30, 2022
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$94,005	$34,329	$—	$128,334	$—	$128,334
Jewelry scrapping sales	5,404	1,764	—	7,168	—	7,168
Pawn service charges	59,322	20,969	—	80,291	—	80,291
Other revenues	21	7	21	49	—	49
Total revenues	158,752	57,069	21	215,842	—	215,842
Merchandise cost of goods sold	55,885	24,282	—	80,167	—	80,167
Jewelry scrapping cost of goods sold	4,506	1,661	—	6,167	—	6,167
Gross profit	98,361	31,126	21	129,508	—	129,508
Segment and corporate expenses (income):
Store expenses	66,036	23,394	—	89,430	—	89,430
General and administrative	—	—	—	—	18,715	18,715
Depreciation and amortization	2,572	1,987	—	4,559	3,187	7,746
Interest expense	—	—	—	—	2,693	2,693
Interest income	(1)	(189)	—	(190)	—	(190)
Equity in net income of unconsolidated affiliates	—	—	(1,758)	(1,758)	—	(1,758)
Other (income) expense	—	(163)	19	(144)	(66)	(210)
Segment contribution	$29,754	$6,097	$1,760	$37,611
Income (loss) before income taxes				$37,611	$(24,529)	$13,082

	Three Months Ended June 30, 2021
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$84,465	$23,343	$—	$107,808	$—	$107,808
Jewelry scrapping sales	1,908	3,765	—	5,673	—	5,673
Pawn service charges	44,039	16,392	—	60,431	—	60,431
Other revenues	32	—	89	121	—	121
Total revenues	130,444	43,500	89	174,033	—	174,033
Merchandise cost of goods sold	45,310	15,229	—	60,539	—	60,539
Jewelry scrapping cost of goods sold	1,878	3,595	—	5,473	—	5,473
Gross profit	83,256	24,676	89	108,021	—	108,021
Segment and corporate expenses (income):
Store expenses	62,507	19,296	—	81,803	—	81,803
General and administrative	—	—	—	—	14,589	14,589
Depreciation and amortization	2,600	1,806	—	4,406	3,013	7,419
Other Charges	—	497	—	497	—	497
Interest expense	—	—	—	—	5,569	5,569
Interest income	—	(484)	—	(484)	(28)	(512)
Equity in net income of unconsolidated affiliates	—	—	(643)	(643)	—	(643)
Other (income) expense	—	(5)	18	13	52	65
Segment contribution	$18,149	$3,566	$714	$22,429
Income (loss) before income taxes				$22,429	$(23,195)	$(766)

	Nine Months Ended June 30, 2022
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$296,147	$103,463	$—	$399,610	$—	$399,610
Jewelry scrapping sales	13,864	5,938	—	19,802	—	19,802
Pawn service charges	174,651	58,348	—	232,999	—	232,999
Other revenues	67	247	93	407	—	407
Total revenues	484,729	167,996	93	652,818	—	652,818
Merchandise cost of goods sold	172,330	73,194	—	245,524	—	245,524
Jewelry scrapping cost of goods sold	11,279	5,468	—	16,747	—	16,747
Gross profit	301,120	89,334	93	390,547	—	390,547
Segment and corporate expenses (income):
Store expenses	195,217	66,727	—	261,944	—	261,944
General and administrative	—	—	—	—	46,487	46,487
Depreciation and amortization	7,867	5,858	—	13,725	9,045	22,770
Gain on sale or disposal of assets and other	—	(4)	—	(4)	(688)	(692)
Interest expense	—	—	—	—	7,651	7,651
Interest income	(1)	(626)	—	(627)	(122)	(749)
Equity in net income of unconsolidated affiliates	—	—	(1,457)	(1,457)	—	(1,457)
Other expense (income)	—	37	15	52	(11)	41
Segment contribution	$98,037	$17,342	$1,535	$116,914
Income (loss) before income taxes				$116,914	$(62,362)	$54,552

	Nine Months Ended June 30, 2021
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$260,545	$70,271	$—	$330,816	$—	$330,816
Jewelry scrapping sales	9,493	9,014	—	18,507	—	18,507
Pawn service charges	143,836	43,520	—	187,356	—	187,356
Other revenues	83	7	338	428	—	428
Total revenues	413,957	122,812	338	537,107	—	537,107
Merchandise cost of goods sold	145,181	45,691	—	190,872	—	190,872
Jewelry scrapping cost of goods sold	7,871	8,205	—	16,076	—	16,076
Gross profit	260,905	68,916	338	330,159	—	330,159
Segment and corporate expenses (income):
Store expenses	188,256	54,005	—	242,261	—	242,261
General and administrative	—	—	—	—	40,870	40,870
Depreciation and amortization	7,972	5,459	—	13,431	9,649	23,080
Loss on sale or disposal of assets and other	27	—	—	27	63	90
Other Charges	—	497	—	497	—	497
Interest expense	—	—	—	—	16,542	16,542
Interest income	—	(1,819)	—	(1,819)	(99)	(1,918)
Equity in net income of unconsolidated affiliates	—	—	(2,409)	(2,409)	—	(2,409)
Other (income) expense	—	(375)	(183)	(558)	169	(389)
Segment contribution	$64,650	$11,149	$2,930	$78,729
Income (loss) before income taxes				$78,729	$(67,194)	$11,535

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended June 30, 2022
	U.S. Pawn	Latin America Pawn	Consolidated

As of March 31, 2022	516	636	1,152
New locations opened	—	8	8
Locations acquired	3	—	3
As of June 30, 2022	519	644	1,163

	Three Months Ended June 30, 2021
	U.S. Pawn	Latin America Pawn	Consolidated

As of March 31, 2021	505	506	1,011
New locations opened	—	4	4
Locations acquired	11	128	139
Locations sold, combined or closed	—	(11)	(11)
As of June 30, 2021	516	627	1,143

	Nine Months Ended June 30, 2022
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2021	516	632	1,148
New locations opened	—	12	12
Locations acquired	3	—	3
As of June 30, 2022	519	644	1,163

	Nine Months Ended June 30, 2021
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2020	505	500	1,005
New locations opened	—	10	10
Locations acquired	11	128	139
Locations sold, combined or closed	—	(11)	(11)
As of June 30, 2021	516	627	1,143

Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting principles generally accepted in the United States ("GAAP"), we provide certain other non-GAAP financial information on a constant currency ("constant currency") and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and nine months ended June 30, 2022 and 2021 were as follows:

	June 30,		Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021	2022	2021

Mexican peso	20.2	19.9	20.0	20.0	20.4	20.3
Guatemalan quetzal	7.6	7.6	7.5	7.6	7.5	7.6
Honduran lempira	24.2	23.6	24.2	23.7	24.1	23.8
Peruvian sol	3.7	3.9	3.7	3.8	3.8	3.7
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.
Miscellaneous Non-GAAP Financial Measures

	Three Months Ended June 30,
(in millions)	2022	2021

Net income (loss)	$12.2	$(2.6)
Interest expense	2.7	5.6
Interest income	(0.2)	(0.5)
Income tax expense	0.9	1.8
Depreciation and amortization	7.7	7.4
EBITDA	$23.3	$11.7

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2022 Q3 Reported	$215.8	$129.5	$13.1	$0.9	$12.2	$0.17	$23.3
Litigation accrual	—	—	2.0	0.1	1.8	0.02	2.0
FX impact	—	—	(0.2)	—	(0.2)	—	(0.2)
Release of FIN 48 reserves	—	—	—	2.8	(2.8)	(0.03)	—
Constant currency impact	—	—	—	—	0.1	—	—
2022 Q3 Adjusted	$215.8	$129.5	$14.9	$3.9	$11.0	$0.16	$25.1

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2021 Q3 Reported	$174.0	$108.0	$(0.8)	$1.8	$(2.6)	$(0.05)	$11.7
Acquisition expenses	—	—	0.4	0.3	0.1	—	0.4
Peru Reserve	—	—	0.5	0.4	0.1	—	0.4
Non cash Interest	—	—	3.5	2.5	1.0	0.02	—
2021 Q3 Adjusted	$174.0	$108.0	$3.6	$5.0	$(1.4)	$(0.03)	$12.5

	Three Months Ended June 30, 2022		Nine Months Ended June 30, 2022
(in millions)	U.S. Dollar Amount	Percentage Change YOY	U.S. Dollar Amount	Percentage Change YOY

Consolidated revenue	$215.8	24%	$652.8	22%
Currency exchange rate fluctuations	—		0.7
Constant currency consolidated revenue	$215.8	24%	$653.5	22%

Consolidated gross profit	$129.5	20%	$390.5	18%
Currency exchange rate fluctuations	—		0.3
Constant currency consolidated gross profit	$129.5	20%	$390.8	18%

Consolidated net inventory	$132.7	44%	$132.7	44%
Currency exchange rate fluctuations	0.4		0.4
Constant currency consolidated net inventory	$133.1	44%	$133.1	44%

Latin America Pawn gross profit	$31.1	26%	$89.3	30%
Currency exchange rate fluctuations	—		0.3
Constant currency Latin America Pawn gross profit	$31.1	26%	$89.6	30%

Latin America Pawn PLO	$44.5	11%	$44.5	11%
Currency exchange rate fluctuations	0.5		0.5
Constant currency Latin America Pawn PLO	$45.0	13%	$45.0	13%

Latin America Pawn PSC revenues	$21.0	28%	$58.3	34%
Currency exchange rate fluctuations	—		0.1
Constant currency Latin America Pawn PSC revenues	$21.0	28%	$58.4	34%

Latin America Pawn merchandise sales	$34.3	47%	$103.5	47%
Currency exchange rate fluctuations	—		0.6
Constant currency Latin America Pawn merchandise sales	$34.3	47%	$104.1	48%

Latin America Pawn segment profit before tax	$6.1	71%	$17.3	56%
Currency exchange rate fluctuations	—		0.1
Constant currency Latin America Pawn segment profit before tax	$6.1	71%	$17.4	56%